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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT
      Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):   JULY 8, 1999



                        FIRSTWORLD COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                    0-24953                  33-0521976
(State or other jurisdiction        (Commission             (I.R.S. Employer
     of incorporation)              File Number)           Identification No.)


       7100 E. BELLEVIEW AVENUE, SUITE 210,
           GREENWOOD VILLAGE, COLORADO                            80111
     (Address of principal executive offices)                  (Zip Code)


      Registrant's telephone number, including area code:  (303) 874-8010


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ITEM 5.  OTHER EVENTS

        FirstWorld Communications, Inc., a Delaware corporation (the "Company"), announced on July 8, 1999 that it has acquired all of the outstanding capital stock of Oregon Professional Services, Inc., d/b/a Transport Logic, an Oregon corporation ("Transport Logic"), for approximately $7.4 million (less debt and deferred revenue) and approximately 393,000 shares of the Company's Series B Common Stock, par value of $.0001 per share. A copy of the press release of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


  Date: July 23, 1999                FIRSTWORLD COMMUNICATIONS, INC.



                                     By:   /s/  Sheldon S. Ohringer
                                           ------------------------
                                           Sheldon S. Ohringer
                                           Chief Executive Officer and President



                                EXHIBITS INDEX

Exhibit     Description
-------     -----------

99.1 Press Release, dated July 8, 1999, issued by the Company announcing the acquisition of Transport Logic.

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